FORM 8-K


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549




                         CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
           of the Securities and Exchange Act of 1934




Date of Report (Date of earliest event reported): February 22, 2000



                         WPI GROUP, INC.
                         ---------------
     (Exact name of registrant as specified in its charter)



New Hampshire                     0-19717        02-0218767
-------------                     -------        ----------
(State or other                   (Commission    (I.R.S. Employer
jurisdiction of incorporation)     File Number)   Identification Number)




        1155 Elm Street, Manchester, New Hampshire 03101
        ------------------------------------------------
        (Address of principal executive offices)(Zip Code)


Registrant's telephone number, including area code:  (603) 627- 3500





                             NONE
                             ----
(Former Name, former address, and former fiscal year, if changed since last report)


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                         WPI GROUP, INC.

                            FORM  8-K



ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.
          ---------------------------------
None.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          -------------------------------------

On February  22, 2000, WPI Group, Inc. completed the sale of its
WPI Husky Technology handheld computer and terminal group to Dynatech Corporation, for approximately $35 million in cash plus the assumption of certain liabilities.

A more complete description of the transaction is contained in the Sale and Purchase Agreement, Business Sale Agreement and Asset Purchase Agreement which are attached as Exhibits 10.24,
10.25 and 10.26 to this report and are incorporated herein by reference.


ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.
          ---------------------------
None.


ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
          ----------------------------------------------
None.

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                         WPI GROUP, INC.


                            FORM 8-K

ITEM 5.   OTHER EVENTS.
          -------------
None.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS.
          ---------------------------------------
None.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ----------------------------------

Financial:     None.

Exhibits: 10.24 - Sale and Purchase Agreement dated February 22, 2000
          10.25 - Business Sale Agreement, dated February 22, 2000
          10.26 - Asset Purchase Agreement dated February 11, 2000


ITEM 8.   CHANGE IN FISCAL YEAR.
          ----------------------

Not applicable.


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                         WPI GROUP, INC.


                            FORM 8-K


     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WPI GROUP, INC.



Dated: February 29, 2000                By:/s/John W. Powers
                                           -----------------
                                           John W. Powers
                                           Vice President and
                                           Chief Financial Officer





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